As filed with the Securities and Exchange Commission on February 5, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

REVANCE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	77-0551645
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

L. Daniel Browne

President and Chief Executive Officer

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(510) 742-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Gordon K. Ho Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-193154

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value	1,150,000	$16.00	$18,400,000	$2,369.92

(1)	Represents only the additional number of securities being registered and includes 150,000 shares of common stock issuable upon underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-193154).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-193154), originally filed by the Registrant on December 31, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement.

The content of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Commission on February 5, 2014, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 5th day of February, 2014.

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ L. Daniel Browne L. Daniel Browne	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2014

/s/ Lauren P. Silvernail Lauren P. Silvernail	Executive Vice President, Corporate Development and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2014

* Robert Byrnes	Director	February 5, 2014

* Ronald W. Eastman	Director	February 5, 2014

* Phyllis Gardner, M.D.	Director	February 5, 2014

* James Glasheen, Ph.D.	Director	February 5, 2014

* Jonathan Tunnicliffe	Director	February 5, 2014

* Ronald Wooten	Director	February 5, 2014

*By:	/s/ L. Daniel Browne
L. Daniel Browne
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.